                    NETWORK SOLUTIONS ANNOUNCES RECORD 1999
                 FOURTH QUARTER AND ANNUAL REVENUE AND EARNINGS

Financial Highlights                   Fourth Quarter 1999   Full Year 1999

Net new registrations                  1.6 million           5.0 million
International net new registrations    539,000               1.5 million

Net revenue                            $75.9 million         $220.8 million

Cash from operations                   $90.3 million         $198.6 million
Net income                             $9.0 million          $26.9 million

Earnings per share                     $0.25 per share       $0.77 per share

     Herndon, Va., February 10, 2000 - Network Solutions, Inc. (NASDAQ: NSOL) today reported record net revenue of $75.9 million for the three months ended December 31, 1999, up 143 percent from $31.3 million in the quarter one year ago. Operating income increased 160 percent to $11.8 million in the quarter versus $4.5 million for the fourth quarter of 1998. Net income increased 142 percent to a record $9.0 million or $0.25 per share on a diluted basis, compared to $3.7 million or $0.11 per share for the same quarter last year.

     Net revenue was $220.8 million in 1999 versus $93.7 million last year, an increase of 136 percent. Operating income grew 171 percent to $35.7 million from $13.2 million in 1998. For 1999, net income increased 139 percent to $26.9 million or $0.77 per share on a diluted basis, compared to $11.2 million or $0.34 per share last year.

     Network Solutions' Registrar (NSI Registrar) registered a record 1.6 million net new domain names in the fourth quarter of 1999, up 161 percent from the fourth quarter 1998 total of 621,000 names and up 23 percent from the third quarter 1999 total of 1.3 million. For 1999, the NSI Registrar registered 5.0 million net new domain names versus 1.9 million in 1998. Network Solutions' cumulative total of net registrations grew 140 percent from nearly 3.4 million at December 31, 1998 to over 8.1 million at December 31, 1999.

     In the fourth quarter of 1999, the number of the NSI Registrar's net new international registrations in .com, .net and .org totaled 539,000, up 220 percent from the fourth quarter 1998 total of 168,000. For 1999, the NSI Registrar registered more than 1.5 million net new international registrations versus 532,000 in 1998.

     Non-NSI Registrars registered an additional 890,000 names with Network Solutions' Registry in 1999. Currently, 26 additional registrars are operational and registering domain names in .com, .net and .org.

     "In the fourth quarter, we began to see the tremendous untapped potential for Internet identities worldwide as new registrations grew 50 percent from the previous quarter," said Jim Rutt, chief executive officer, Network Solutions. "In addition to growth in new registrations, we sold value added services to approximately 17 percent of our Registrar's 1.6 million registrations in the quarter."

     "Cash from operations grew 213 percent to $199 million in 1999, of which $90 million was in the fourth quarter alone," said Robert Korzeniewski, chief financial officer, Network Solutions. "Upon the completion of our latest common stock offering and based on our most recent balance sheet, we will have cash and investments of approximately $850 million, which is a powerful war chest for strategic investments and acquisitions during the year. We also enter 2000 with a balance sheet that has never been stronger with $362 million of deferred revenue."

     1999 and recent highlights include:

     * NSI, DoC and ICANN Agreements - In November 1999, Network Solutions, the U.S. Department of Commerce (DoC) and the Internet Corporation for Assigned Names and Numbers (ICANN) entered into a series of wide-ranging agreements relating to the future of the Internet's domain name system. Under the terms of the agreements, Network Solutions was made an accredited registrar through November 2004 with a right to renew indefinitely, and will also operate the registry for .com, .net and .org for at least four years. If the ownership of NSI's registrar and registry operations is separated by May 2001 in accordance with the agreement, the term of the registry agreement will extend an additional four years to November 2007.

     * NSI Registry Multiyear Offering - On January 15, 2000, NSI's Registry began offering all registrars the ability to register domain names in one-year increments from 1 to 10 years. For its role in the domain name registration process, the NSI Registry collects $6 per registration per year, unless increased to cover higher registry costs.

     * Strategic Marketing Agreements - Network Solutions expanded its worldwide distribution channel programs with small business, financial services and technology leaders, entering into agreements with Yupi.com, Yahoo! (NASDAQ: YHOO), UPS (NYSE: UPS), Netscape, Microsoft (NASDAQ: MSFT), Looksmart (NASDAQ: LOOK), InfoSpace (NASDAQ: INSP), IBM (NYSE: IBM), Hewlett Packard (NYSE: HWP), GTE SuperPages.com?, Go2Net, Inc. (NASDAQ: GNET), eFax (NASDAQ: EFAX), AltaVista and American Express (NYSE: AXP), among others.

     * NSI Registrar Alliance, Premier and Affiliate Channels - Network Solutions expanded its relationships with some of the world's leading Internet Service Providers and Web hosting companies, enhancing its affiliations with its key Alliance partners EarthLink (NASDAQ: ELNK), Interliant, Inc. (NASDAQ: INIT) and Interland. The NSI Registrar signed agreements with over 150 new channel partners in 1999 for a total of 240 partners. Among them are global telecommunications providers including British Telecom (NYSE: BTY), Telecom Italia (NYSE:
          TI), KPN Telecom (NYSE: KPN), China Telecom (NYSE: CHL), Korea Telecom (NYSE: KTC), Singapore Telecom, and Hong Kong Telecom. The NSI Registrar also added over 30,000 Affiliate members during 1999 for a current total of 41,000 Affiliates.

     * New Product Offerings - In 1999, Network Solutions launched the dot com directoryTM, the Company's find engine for online businesses. Since launch, Network Solutions has logged 20 million impressions. In addition, to serve the large number of small businesses coming online, Network Solutions introduced the dot com essentialsT service in 1999, a turnkey package that gives small businesses and individuals tools they need to establish a professional online presence including a Web address, a dot com mailT e-mail service, a dot com biz cardT one-page Web site, and a listing in the dot com directory. IdNamesT announced additional corporate services to meet the growing needs of global companies including anonymous registrations and maintenance services. Through its acquisition of ImageCafe, Network Solutions allows small businesses to design professional Web sites.

     * Legal and Regulatory Decisions - Recently, the United States Supreme Court declined to hear a petition by William Thomas, et al, challenging the company's right to charge fees for its registration services. The Court's denial ends a series of legal actions that started in October 1997. Additionally, the NSI Registry, which serves as the administrator of the primary root zone server for the Internet, was held by the U.S. Court of Appeals for the 2nd Circuit (New York), in the NameSpace (formerly PG Media) decision, to be immune from antitrust liability with respect to its refusal to add new generic Top Level Domains (gTLDs) to the root zone file under the direction of the National Science Foundation. In addition, the United States Department of Justice's Antitrust Division and the European Commission recently closed their respective investigations of Network Solutions, in each case without any enforcement action.

About Network Solutions

     Founded in 1979, Network Solutions, Inc. (NASDAQ: NSOL) pioneered the development of registering Web addresses ending in .com, .net, .org and .edu and is the world's leading Registrar with more than 8.1 million net registrations. Separately, Network Solutions plays a critical role in the infrastructure of the Internet through its Registry business. Network Solutions' Registry customers include all the Registrars of domain names ending in .com, .net and .org. Network Solutions also provides Internet Technology Services that assist large commercial organizations in the evolution and management of their Internet technologies. For more information, see the www.netsol.com/nsi Web site.

     Statements in this announcement other than historical data and information constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, increased competition, including price competition, in the domain name registration business, customer acceptance of new products and services offered by the company in addition to or as enhancements of its registration services, risks associated with acquisitions and investments, risks associated with the company's international business, potential volatility in the company's stock price, uncertainty of Internet privatization, uncertainty of future revenue and profitability and fluctuations in its quarterly operating results. More information about potential factors that could affect the company's business and financial results is included in the company's filings with the Securitie s and Exchange Commission, especially in the company's Registration

Statement on Form S-3 filed on December 22, 1999, as amended, and previous Securities and Exchange filings.

For Network Solutions, Media: Cheryl Regan, cregan@netsol.com, 703/742-4847, Investor Relations: Sean McClorey, smcclorey@netsol.com, 703-326-6090, Customer Service, 703/742-4777

                            Network Solutions, Inc.
                            Statements of Operations


                           Three Months Ended          Twelve Months Ended
                               December 31,                 December 31,
                            1998        1999             1998        1999

 Net revenue           $31,257,000  $75,926,000    $93,652,000  $220,811,000
 Cost of revenue        12,079,000   27,566,000     38,530,000    81,606,000
 Gross profit           19,178,000   48,360,000     55,122,000   139,205,000

 Research and
  development expenses   1,928,000    3,624,000      4,821,000    10,989,000
 Selling, general
   and administrative
   expenses             12,706,000   32,936,000     37,144,000    92,517,000
 Interest income        (1,880,000)  (3,616,000)    (6,303,000)   (9,928,000)
 Other expenses             23,000        7,000        116,000        52,000

 Income before
   income taxes          6,401,000   15,409,000     19,344,000    45,575,000

 Provision for
   income taxes          2,683,000    6,394,000      8,109,000    18,689,000

 Net income             $3,718,000   $9,015,000    $11,235,000   $26,886,000


 Earnings per common share:

    Basic                    $0.11       $0.27           $0.35         $0.81

    Diluted                  $0.11       $0.25           $0.34         $0.77


 Shares used in computing earnings per common share

    Basic               32,498,000  33,598,000      31,958,000   33,338,000

    Diluted             34,312,000  35,627,000      33,396,000   34,953,000

                            Network Solutions, Inc.
                        Statements of Financial Position


                                        December 31,        December 31,
                                            1998                1999
ASSETS

Current assets:
Cash and cash equivalents               $12,862,000        $196,589,000
Short-term investments                  118,808,000         112,523,000
Accounts receivable, net                 22,628,000          31,916,000
Income taxes receivable                           -          16,193,000
Prepaids and other assets                 4,001,000           8,809,000
Deferred tax asset                       40,508,000         102,563,000

          Total current assets          198,807,000         468,593,000

Furniture and equipment, net             16,005,000          57,406,000
Long-term investments                    13,590,000          62,475,000
Deferred tax asset                       14,831,000          28,197,000
Goodwill, net                               634,000           6,379,000

          Total assets                 $243,867,000        $623,050,000


  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable and
       accrued liabilities              $28,287,000         $52,957,000
     Due to SAIC                          4,766,000          30,177,000
     Income taxes payable                 5,409,000           1,045,000
     Current portion of
       capital lease obligations            834,000             247,000
     Deferred revenue, net               93,720,000         255,307,000

          Total current liabilities     133,016,000         339,733,000

Capital lease obligations                   247,000                   -
Long-term deferred revenue, net          35,474,000         106,332,000
Other long-term liabilities                       -             639,000

         Total liabilities              168,737,000         446,704,000

Commitments and contingencies                     -                   -

Stockholders' equity:
  Preferred stock, $.001 par value,
      authorized 10,000,000
     shares; none issued and
     outstanding in 1998 and 1999                 -                   -
  Common stock, $.001 par value;
     authorized 210,000,000
     shares; 33,882,000 issued and
     outstanding in 1999                          -              34,000
   Class A common stock, $.001 par value;
      authorized 100,000,000 shares
      in 1998; 9,140,000 issued
      and outstanding in 1998                  9,000                  -
   Class B common stock, $.001 par value;
      Authorized 30,000,000 shares
     in 1998; 23,850,000 issued and
     outstanding in 1998                      24,000                  -
     Additional paid-in capital           72,331,000        117,289,000
     Retained earnings                     2,407,000         29,293,000
     Accumulated other
       comprehensive income                  359,000         29,730,000
          Total stockholders' equity      75,130,000        176,346,000
          Total liabilities
            and stockholders' equity    $243,867,000       $623,050,000

                            Network Solutions, Inc.
                            Statements of Cash Flows


                                                      Twelve Months Ended
                                                   December 31,  December 31,
                                                       1998          1999
Cash flows from operating activities:

  Net income                                       $11,235,000   $26,886,000
  Adjustments to reconcile net income
   to net cash provided by operating activities:
    Depreciation and amortization                    3,754,000    12,223,000
    Provision for uncollectible accounts receivable  2,247,000            -
    Deferred income taxes                          (27,317,000)  (95,823,000)
    Tax benefit associated with stock options        5,607,000    34,843,000
   Change in operating assets and liabilities:

     Increase in accounts receivable               (19,083,000)   (9,288,000)
     Increase in income taxes receivable                     -   (16,193,000)
     Increase in prepaid and other assets           (2,996,000)   (4,808,000)
     Increase in accounts payable
        and accrued liabilities                     21,861,000    22,655,000
     Increase (decrease) in income taxes payable       367,000    (4,364,000)
     Increase in deferred revenue                   67,743,000   232,445,000
       Net cash provided by operating activities    63,418,000   198,576,000

Cash flows from investing activities:

 Purchase of furniture and equipment               (13,070,000)  (52,778,000)
 Acquisition of businesses, net of cash acquired             -    (3,936,000)
 Redemption (purchase) of short-term investments    (77,990,000)   9,479,000
 Purchase of long-term investments, net             (13,590,000)( 11,656,000)
 Proceeds from maturity of long-term investments           -       9,350,000
          Net cash used in investing activities    (104,650,000) (49,541,000)

Cash flows from financing activities:

     Net transactions with SAIC                       3,516,000   25,411,000
     Repayment of capital lease obligations            (842,000)    (834,000)
     Issuance of common stock
       pursuant to stock plans                       10,274,000   10,115,000
        Net cash provided by financing activities    12,948,000   34,692,000

Net increase in cash and cash equivalents           (28,284,000) 183,727,000

Cash and cash equivalents, beginning of period       41,146,000   12,862,000

Cash and cash equivalents, end of period            $12,862,000 $196,589,000